                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

  [ ] Preliminary Proxy Statement    [ ]Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement

  [ ] Definitive Additional Materials

  [ ] Soliciting Material under Rule 14a-12

                       Bottomline Technologies (de), Inc.

-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

       [X] No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1)  Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------

           (2)  Aggregate number of securities to which transaction applies:

                ---------------------------------------------------------------

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)  Proposed maximum aggregate value of transaction:

                ---------------------------------------------------------------

           (5)  Total fee paid:

                ---------------------------------------------------------------

       [ ] Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                                       -----------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                                                             -------------------
           (3)  Filing Party:
                             ---------------------------------------------------
           (4)  Date Filed:
                           -----------------------------------------------------

                      BOTTOMLINE TECHNOLOGIES (de), INC.
                               155 Fleet Street
                        Portsmouth, New Hampshire 03801

                   Notice of Annual Meeting of Stockholders
                        To be held on November 15, 2001

   To the stockholders of Bottomline Technologies (de), Inc.:

   The annual meeting of stockholders of Bottomline Technologies (de), Inc., a Delaware corporation, will be held on Thursday, November 15, 2001 at 3:00 p.m., local time, at the Sheraton Harborside Portsmouth Hotel, 250 Market Street, Portsmouth, New Hampshire 03801, for the purpose of considering and voting upon the following matters:

    1. To elect two Class III directors for the ensuing three years;

    2. To ratify the selection of Ernst & Young LLP as independent auditors of the company for the current fiscal year; and

    3. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

   Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

   We are enclosing a copy of our annual report to stockholders for the fiscal year ended June 30, 2001 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

   Holders of record of our common stock at the close of business on September 21, 2001 are entitled to receive this notice and to vote at the annual meeting.

   We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

                                          By order of the Board of Directors,

                                          /s/ Daniel M. McGurl

                                          Daniel M. McGurl
                                          Chairman and Chief Executive Officer

October 11, 2001
Portsmouth, New Hampshire

                      BOTTOMLINE TECHNOLOGIES (de), INC.
                               155 Fleet Street
                        Portsmouth, New Hampshire 03801

                                Proxy Statement

                    For the Annual Meeting of Stockholders
                        To be held on November 15, 2001

   This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Thursday, November 15, 2001 at 3:00 p.m., local time, at the Sheraton Harborside Portsmouth Hotel, 250 Market Street, Portsmouth, New Hampshire 03801, including any postponements or adjournments thereof.

   The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended June 30, 2001, which we sometimes refer to as "fiscal 2001," and the enclosed proxy are first being mailed to stockholders on or about October 11, 2001.

Voting of Proxies

   All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted "FOR" approval of the matter.

   A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  . file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  . duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

  . attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

   Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bottomline Technologies (de), Inc., 155 Fleet Street, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

   If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the annual meeting, the proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxies to use their discretion.

Stockholders Entitled to Vote

   Our board of directors has fixed September 21, 2001 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On September 21, 2001, there were 13,778,400 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

   The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

   If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the Class III directors and the ratification of the selection of our independent auditors).

   The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class III directors. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of common stock entitled to vote at the annual meeting is required for the ratification of the selection of our independent auditors for the current fiscal year ending June 30, 2002.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth information, as of August 15, 2001, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of the "named executive officers," as described in the Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the executive officers and directors of the company as a group. The address of each of our named executive officers and directors is c/o Bottomline Technologies (de), Inc., 155 Fleet Street, Portsmouth, New Hampshire 03801. The address of Rowan Nominees Limited is c/o Mercury Asset Management, 33 King William Street, London EC4R 9AS, England.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the "SEC," and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of August 15, 2001 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

                                                                                         Options
                                                                                         and /or
                                                                                         Warrants
                                                                                       Included in
                                                                                          Shares
                                                                                       Beneficially
                                                             Shares Beneficially Owned    Owned
                                                             ------------------------  ------------
Name of Beneficial Owner                                        Number        Percent     Number
------------------------                                       ---------      -------  ------------
5% Stockholders
Rowan Nominees Limited...................................... 1,557,809         11.3%      66,926

Directors and Executive Officers
Daniel M. McGurl(1)......................................... 1,561,250         11.3%      42,500
Joseph L. Mullen............................................   252,106          1.8%      42,500
Robert A. Eberle............................................   114,350            *       84,502
Peter S. Fortune............................................    63,552            *        3,999
Paul U. Bergeron............................................    30,001            *       30,001
Leonard J. DiIuro, Jr.......................................   117,250            *       91,250
Joseph L. Barry, Jr.........................................   196,875          1.4%      37,500
Dianne Gregg................................................     4,750            *        3,750
James L. Loomis............................................. 1,283,250          9.3%      22,500
James W. Zilinski...........................................    63,500            *       37,500
All directors and executive officers as a group (10 persons) 3,686,884         26.0%     396,002

--------
 * Represents less than 1% of the outstanding shares of common stock.

(1)1,518,750 of these shares are held by a family limited partnership. Mr. McGurl disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

                  PROPOSAL 1--ELECTION OF CLASS III DIRECTORS

   We have three classes of directors, currently consisting of three Class I directors, two Class II directors and two Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Mr. Daniel
M. McGurl and Mr. James L. Loomis are currently serving as Class III directors. The Class III directors elected this year will serve as members of our board of directors until the 2004 annual meeting of stockholders, or until their respective successors are elected and qualified.

   The persons named in the enclosed proxy will vote to re-elect Mr. McGurl and Mr. Loomis as Class III directors unless the proxy is marked otherwise. Mr. McGurl and Mr. Loomis have indicated their willingness to serve on our board of directors, if elected; however, if either should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that either Mr. McGurl or Mr. Loomis will be unable to serve if elected.

   Set forth below for each director, including the Class III director nominees, is information as of October 1, 2001 with respect to his or her (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

                                     Director      Principal Occupation, Other Business Experience
              Name               Age  Since       During the Past Five Years and Other Directorships
              ----               --- -------- -----------------------------------------------------------
Class III directors, nominees to
  be elected at the annual
  meeting (terms expiring in
  2004)

Daniel M. McGurl                 65    1989   Mr. McGurl co-founded Bottomline in May 1989, and has
                                              served as Chairman of the Board of Directors and Chief
                                              Executive Officer of Bottomline since May 1989. From May
                                              1989 to September 2000, Mr. McGurl also served as
                                              President of Bottomline. From 1987 to 1989, Mr. McGurl
                                              served as Senior Vice President of State Street Bank and
                                              Trust Company. Prior to 1987, Mr. McGurl held a variety of positions at IBM Corporation, including Director of
                                              Marketing Planning and Director of Far East Operations.

James L. Loomis                  51    1989   Mr. Loomis co-founded Bottomline in May 1989. From
                                              August 1998 to September 2000, Mr. Loomis served as
                                              Senior Executive Advisor of Bottomline. From July 1996 to
                                              August 1998, Mr. Loomis served as Executive Vice
                                              President of Bottomline and from May 1989 to July 1996,
                                              Mr. Loomis served as Vice President and Treasurer. Prior to
                                              1989, Mr. Loomis held a variety of positions with the
                                              Nashua Corporation, a manufacturer of imaging supply
                                              products, including Director of International Finance and
                                              Treasurer of a foreign subsidiary of that company.

                              Director       Principal Occupation, Other Business Experience
          Name            Age  Since        During the Past Five Years and Other Directorships
          ----            --- -------- ------------------------------------------------------------
Class I directors (terms
  expiring in 2002)

Joseph L. Barry, Jr.      68    1990   Mr. Barry has served as President of Hallmark Mechanical
                                       Corp., a machinery service company, since 1990, and as
                                       President of Hallamore Corp., a transportation and rigging company, since 1956. Since 1975, Mr. Barry has served as
                                       Chairman of Northeast Concrete Products and since 1978 as
                                       co-chairman of New England Teamsters Pension Fund.

Robert A. Eberle          40    2000   Mr. Eberle has served as Executive Vice President, Chief
                                       Financial Officer and Secretary of Bottomline since
                                       September 1998. In April 2001, Mr. Eberle also became
                                       Chief Operating Officer of Bottomline. From September
                                       1998 to May 2001, Mr. Eberle also served as Treasurer of
                                       Bottomline. From December 1996 to September 1998,
                                       Mr. Eberle served as Executive Vice President of Telxon
                                       Corporation, a mobile computing and wireless data
                                       company, with primary responsibility for its Technical
                                       Subsidiaries Group. From August 1994 to December 1996,
                                       Mr. Eberle served as Executive Vice President and Chief
                                       Operating Officer of Itronix Corporation (then a subsidiary of Telxon Corporation), a designer and manufacturer of
                                       notebook and hand-held computers. From August 1993 to
                                       August 1994, Mr. Eberle served as Vice President of
                                       Corporate Development of Telxon Corporation.

Dianne Gregg              46    1999   Ms. Gregg has served as Vice President of Leadership
                                       Initiatives for Microsoft US since September 2001. In 1996
                                       Ms. Gregg was promoted to Vice President and was made an
                                       officer of the company. Ms. Gregg joined Microsoft in June of 1994 as General Manager of the East Region. Before
                                       joining Microsoft, Ms. Gregg held various sales and
                                       consulting positions at IBM.
Class II directors (terms
  expiring in 2003)

Joseph L. Mullen          49    1996   Mr. Mullen has served as President of Bottomline since
                                       September 2000. From September 2000 to April 2001,
                                       Mr. Mullen also served as Chief Operating Officer of
                                       Bottomline. From July 1996 to September 2000, Mr. Mullen
                                       served as Executive Vice President of Operations of
                                       Bottomline. From July 1991 to July 1996, Mr. Mullen served as Vice President of Sales and Marketing of Bottomline.
                                       From 1977 to 1989, Mr. Mullen held a variety of positions at
                                       IBM Corporation, including Marketing Manager and
                                       Northeast Area Market Planning Manager.

                      Director       Principal Occupation, Other Business Experience
      Name        Age  Since        During the Past Five Years and Other Directorships
      ----        --  ----     -------------------------------------------------------------

James W. Zilinski 57    1994   Mr. Zilinski has served as President, Chief Executive Officer and a director of Berkshire Life Insurance Company of
                               America since 1995. From February 1995 to July 1995,
                               Mr. Zilinski served as an independent consultant. From
                               August 1994 to January 1995, Mr. Zilinski served as
                               President of the Investment Services Group of The BISYS
                               Group, Inc., a provider of outsourcing services to financial institutions. Prior to August 1994, Mr. Zilinski served as
                               Executive Vice President and Chief Marketing Officer of
                               New England Mutual Life Insurance Company.

Board of Directors and Committee Meetings

   Our board of directors held eight meetings, including by telephone conference, during fiscal 2001. The compensation committee of our board of directors held one meeting during fiscal 2001. The audit committee of our board of directors held seven meetings during fiscal 2001. All directors, other than Ms. Gregg, attended 100% of the meetings of our board of directors and the committees on which they served during the period that they served on our board of directors or such committees.

   The compensation committee of our board of directors, currently composed of Mr. Barry and Mr. Zilinski, makes recommendations concerning salaries and incentive compensation for our employees and administers and grants stock options under our stock option plans to our executive officers. The board of directors has also established an audit committee. The audit committee currently consists of Mr. Barry, Ms. Gregg and Mr. Zilinski. See "Report of the Audit Committee of the Board of Directors." We do not have a nominating committee or a committee serving a similar function. Nominations are made by and through our full board of directors.

Director Compensation

   All of our directors are reimbursed for expenses incurred to attend board of directors and committee meetings. In addition, our non-employee directors receive stock options under our 1998 Director Stock Option Plan. The Director Stock Option Plan currently provides that each non-employee director will be granted an option to purchase 15,000 shares of common stock of the company on the date of his or her initial election to our board of directors, which will vest ratably over four years on each anniversary of the date of grant. In addition, each non-employee director receives an option to purchase 7,500 shares of common stock of the company on the date of each annual meeting of stockholders other than a director who was initially elected to the board of directors at any such annual meeting or, if previously, at any time after the prior year's annual meeting. Such options vest annually upon the earlier of one year from the date of grant or the date immediately preceding the next annual meeting of stockholders, so long as the director remains a director of Bottomline. The exercise price per share of all options granted under the plan is the fair market value of a share of our common stock on the date of grant. In fiscal 2001, under our Director Stock Option Plan, Mr. Barry, Mr. Loomis, Mr. Zilinski and Ms. Gregg each received an option to purchase 7,500 shares of common stock of the company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during fiscal 2001, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934 other than one late Form 4 filing by Mr. Peter Fortune, which reported the grant of a stock option by the company.

Executive Compensation

  Summary Compensation Table

   The following table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) our chief executive officer, (ii) the three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2001 and (iii) the two most highly compensated executive officers who were not serving as executive officers at the end of fiscal 2001, collectively, the "named executive officers."

                          Summary Compensation Table

                                                   Annual Compensation         Long-Term Compensation
                                             -----------------------------    ---------------------
                                                                              Securities
                                      Fiscal                   Other Annual   Underlying  All Other
    Name and Principal Position        Year   Salary   Bonus   Compensation   Options(1) Compensation
    ---------------------------       ------ -------- -------- ------------   ---------- ------------
Daniel M. McGurl.....................  2001  $270,000 $ 43,125  $       --     150,000     $  5,753(2)
  Chief Executive Officer              2000  $250,000 $100,000  $       --      50,000     $  3,616(2)
                                       1999  $185,000 $190,000  $       --          --     $  3,371(2)

Joseph L. Mullen.....................  2001  $227,250 $ 34,500  $       --     175,000     $  6,063(2)
  President                            2000  $200,000 $ 80,000  $       --      50,000     $  3,213(2)
                                       1999  $175,000 $150,000  $       --          --     $  4,088(2)

Robert A. Eberle.....................  2001  $220,000 $ 34,500  $  560,975(3)  140,000     $  5,875(2)
  Chief Financial Officer, Chief       2000  $200,000 $ 80,000  $1,000,425(3)   50,000     $ 32,197(4)
  Operating Officer, Executive Vice    1999  $131,913 $150,000  $       --     162,000     $ 34,722(5)
  President and Secretary

Peter S. Fortune(6)..................  2001  $120,100 $ 33,483  $   14,412(7)   40,000     $     --
  President of Bottomline Europe

Paul U. Bergeron(8)..................  2001  $148,333 $ 14,375  $       --      95,000     $ 22,153(9)
  Executive Vice President, Group
  Executive

Leonard J. DiIuro, Jr.(10)...........  2001  $161,440 $ 48,600  $       --      30,000     $101,783(11)
  Executive Vice President, Group      2000  $175,000 $ 63,653  $  119,063(3)   20,000     $  2,789
  Executive                            1999  $120,000 $193,201  $       --      30,000     $  4,199

--------
 (1) The number of shares covered by stock options to purchase shares of our common stock granted during the fiscal year indicated.
 (2) Consists of contributions made to the named executive officer's account in our 401(k) plan.
 (3) Consists of the difference between the price paid by the named executive officer for common stock of the company upon exercise of a stock option and the fair market value of such common stock on the date of exercise, as determined by the closing price of the company's common stock as reported on the Nasdaq National Market.
 (4) Consists of a $4,900 contribution made to the named executive officer's account in our 401(k) plan and $27,297 of relocation and moving expenses.
 (5) Consists of relocation and moving expenses.
 (6) Mr. Fortune joined Bottomline as President of our wholly owned subsidiary, Bottomline Technologies Limited (Bottomline Europe), in August 2000.
 (7) Consists of a car allowance.
 (8) Mr. Bergeron resigned as our Executive Vice President, Group Executive as of April 30, 2001.

(9) Consists of $6,069 in accrued vacation pay and $16,084 in severance pay.
(10) Mr. DiIuro resigned as our Executive Vice President, Group Executive as of April 30, 2001.
(11) Consists of a $5,774 contribution made to the named executive officer's account in our 401(k) plan, $3,509 in accrued vacation pay and $92,500 in severance pay.

  Stock Options

   The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of common stock of the company during fiscal 2001.

                       Option Grants During Fiscal 2001

                                    Percent                          Potential Realizable Value
                       Number of    of Total                         at Assumed Annual Rates of
                       Securities   Options    Exercise             Stock Price Appreciation for
                       Underlying  Granted to   or Base                    Option Term(3)
                        Options   Employees in Price Per Expiration ----------------------------
         Name          Granted(1) Fiscal Year  Share(2)     Date          5%            10%
         ----          ---------- ------------ --------- ----------   ----------    ----------
Daniel M. McGurl......        3      .0001%     $14.30    2/20/06   $        7     $       20
                         49,997       2.17%     $13.00    2/20/11   $  408,757     $1,035,870
                         99,990       4.33%     $ 3.16     5/9/11   $  198,711     $  503,572
                             10      .0004%     $ 3.48     5/9/06   $        6     $       16

Joseph L. Mullen......   75,000       3.25%     $13.00    2/20/11   $  613,172     $1,553,899
                        100,000       4.33%     $ 3.16     5/9/11   $  198,731     $  503,623

Robert A. Eberle......   40,000       1.73%     $13.00    2/20/11   $  327,025     $  828,746
                        100,000       4.33%     $ 3.16     5/9/11   $  198,731     $  503,623

Peter S. Fortune......   25,000       1.08%     $ 3.45     5/3/11   $   54,242     $  137,460
                         15,000        .65%     $ 5.40    6/29/11   $   50,940     $  129,093

Paul Bergeron.........   70,000       3.03%     $28.88    7/17/10   $1,271,153     $3,221,352
                         25,000       1.08%     $13.00    2/20/11   $  204,391     $  517,966

Leonard J. DiIuro, Jr.   30,000       1.30%     $13.00    2/20/11   $  245,269     $  621,560

--------
(1)During fiscal year 2001 under special vesting terms, options granted to the named executives above are generally exercisable in installments over a three year period commencing one year after the date of grant, with half becoming vested one year after the date of grant and the remainder vesting in equal installments of 6.25% each quarter thereafter. Also see " Employment and Severance Agreements" below with respect to the vesting of certain options of Messrs. Bergeron and DiIuro.

(2)Options were granted at the fair market value determined as of the date of the grant, based on the closing price of a share of common stock of the company as reported on the Nasdaq National Market. In the case of Mr. McGurl, options are granted at 110% of the fair market value on the date of grant if the option is an incentive stock option.

(3)Amounts that may be realized upon exercise of the options immediately before the expiration of their respective terms, assuming the specified compound rates of appreciation (5% and 10%) on the market value of our common stock on the date of the option grants over the term of the respective options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth, if any. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of exercise and the future performance of our common stock.

  Fiscal Year-End Option Values

   The following table sets forth information for each of the named executive officers with respect to the exercise of options to purchase shares of common stock of the company during fiscal 2001 and the number and value of options outstanding as of the fiscal year ended June 30, 2001.

              Aggregated Option Exercises in Fiscal Year 2001 and
                         Fiscal Year-End Option Values

                                                   Number of Shares        Value of Unexercised
                                                 Underlying Options at    In-the-Money Options at
                         Shares                      June 30, 2001           June 30, 2001(2)
                       Acquired on    Value    ------------------------- -------------------------
         Name           Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
         ----          ----------- ----------- ----------- ------------- ----------- -------------
Daniel M. McGurl......       --           --     35,000       195,000        --        $223,997
Joseph L. Mullen......       --           --     35,000       220,000        --        $224,000
Robert A. Eberle......   21,999     $560,975     36,502       258,500        --        $224,000
Peter S. Fortune......       --           --         --        40,000        --        $ 48,750
Paul Bergeron.........       --           --     30,001            --        --              --
Leonard J. DiIuro, Jr.       --           --     91,250            --        --              --

--------
(1)Based on the closing price of a share of common stock of the company as reported on the Nasdaq National Market on the date of exercise less the aggregate exercise price.
(2)Based on the closing price of a share of common stock of the company as reported on the Nasdaq National Market on Friday, June 29, 2001, $5.40, less the aggregate exercise price.

Report of the Compensation Committee on Executive Compensation

   This report is submitted by the compensation committee of our board of directors which is responsible for making recommendations concerning salary and incentive compensation for our employees, and administering and granting stock options under our stock option plans. In addition, the compensation committee consults with our management regarding pension and other benefit plans and our compensation policies and practices.

  General Compensation Policy

   The compensation committee seeks to achieve the following three broad goals in connection with our executive compensation program:

  .  enable Bottomline to attract and retain qualified executives;

  . create a performance-oriented environment by rewarding executives for the achievement of Bottomline's business objectives and/or in an individual executive's particular area of responsibility; and

  . provide executives with equity incentives in Bottomline so as to link a portion of an executive's compensation with the performance of Bottomline's common stock.

  Components of Compensation

   To achieve these goals, the executive compensation program consists principally of the following three elements:

  .  base salary;

  .  cash bonuses; and

  . stock-based equity incentives in the form of participation in Bottomline's stock option plans.

  General Factors for Establishing Compensation

   The compensation committee reviews the executive compensation of industry peers with which Bottomline competes for employees to compare the competitiveness of Bottomline's executive compensation packages. In addition to reviewing industry compensation levels, the compensation committee also considers a number of other factors in establishing the components of each executive officer's compensation package, as summarized below.

  Base Salary

   Salaries for executive officers, including the chief executive officer, are generally determined on an individual basis by evaluating the following:

  . the executive's scope of responsibility, performance, prior employment experience and salary history;

  . Bottomline's financial performance, including increases in its revenues and profits, if any; and

  .  internal consistency within Bottomline's salary structure.

  Annual Incentive Compensation

   The compensation committee considers payment of annual cash bonuses as part of the compensation packages of Bottomline's executive officers. Certain levels of company financial and operational performance for the prior fiscal year must have been achieved before any such bonuses can be earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining Bottomline's objectives and overall growth. In determining the amounts of the cash bonuses to be paid to the executive officers in fiscal 2001, including the chief executive officer, the compensation committee specifically considered the following achievements and the role played by the executive officer in accomplishing these achievements:

  .  development of key customers and channel partner relationships;

  . acquisition and integration of Checkpoint Holdings, Ltd. and Flashpoint, Inc.; and

  .  increased revenue growth.

  Long-term Incentive Compensation

   Stock options are an element of the compensation packages of Bottomline's executive officers, including the chief executive officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders of Bottomline also benefit. The compensation committee believes that it is to Bottomline's advantage to increase executive officers' interest in Bottomline's future performance, as these employees share the primary responsibility for Bottomline's management and growth. The value of the stock options derives solely from appreciation of Bottomline's common stock. In order to promote a longer term management focus and to provide incentive for continued employment with Bottomline, stock option grants generally become exercisable over a three or four year period, with the exercise price being equal to 100% of the fair market value of Bottomline's common stock on the date of grant or, in the case of Mr. McGurl, 110% of the fair market value on the date of grant if the option is an incentive stock option.

   The size of the option grant made to each executive officer is based upon the following factors:

  .  an evaluation of the executive's past performance;

  .  the total compensation being paid to the executive;

  . the anticipated value of the executive's contribution to Bottomline's future performance;

  .  the executive's scope of responsibility;

  .  the executive's current position with Bottomline;

  . the number of options awarded to the executive officer during previous fiscal years; and

  .  comparability with option grants made to other Bottomline executives.

   In fiscal 2001, stock options were granted under Bottomline's 1997 and 2000 Stock Incentive Plans to Mr. Bergeron. Stock options were granted under Bottomline's 2000 Stock Incentive Plan to Messrs. McGurl, Mullen, Eberle, Fortune and DiIuro.

  Chief Executive Officer's Compensation

   In December 1998, Bottomline entered into an employment agreement with Mr. McGurl, which was subsequently amended in June 2001. Pursuant to his employment agreement, which is more fully described below, Mr. McGurl received a base salary of $270,000 for fiscal 2001. The compensation of Mr. McGurl is based upon the same elements and measures of performance, as is the compensation of Bottomline's other executive officers. In its determination to approve a cash bonus to Mr. McGurl of $43,125 in fiscal 2001, the compensation committee specifically considered the following:

  .  development of key customers and channel partner relationships;

  . acquisition and integration of Checkpoint Holdings, Ltd. and Flashpoint, Inc.; and

  .  increased revenue growth.

  Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was issued under a plan approved by the stockholders and such plan provides a limit on the number of shares that may be issued under the plan to any individual. Based on the compensation awarded to our Chief Executive Officer and our other named executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Bottomline in the near term. However, the committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when the committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into account changing business conditions or the officer's performance.

   By the compensation committee of the board of directors of Bottomline Technologies (de), Inc.

                                          Joseph L. Barry, Jr.
                                          James W. Zilinski

Employment and Severance Agreements

   We entered into an employment agreement with each of Messrs. McGurl and Mullen as of December 3, 1998 and with Mr. Eberle as of September 30, 1998. Each of these agreements was subsequently amended as of June 1, 2001. The provisions of each agreement are substantially the same. The term of the employment agreement is until the later of (a) December 3, 2003, in the case of Messrs. McGurl and Mullen, or, in the case of Mr. Eberle, September 30, 2003, or (b) 24 months after we experience a change in control.

   A change in control of Bottomline would occur if:

  . any person becomes the beneficial owner of 50% or more of the voting power of our outstanding securities;

  .  we are acquired through a merger;

  .  we are liquidated; or

  .  all or substantially all of our assets are sold.

   If the employee's employment is terminated either by the employee as a result of an involuntary termination or by us without cause, then (a) all outstanding options held by the employee would become immediately exercisable in full, and (b) the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 12 months, in the case of Messrs. Eberle and Mullen, and for a period of 24 months in the case of Mr. McGurl. In the case of Messrs. Mullen and Eberle, the lump sum payment would equal one year's salary plus the maximum amount of bonus they were eligible to earn in the then current year. In the case of Mr. McGurl, the lump sum payment would equal two times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

   An involuntary termination would occur if an employee's duties were terminated without cause, his benefits were reduced or he was demoted or relocated after a change in control.

   Cause means, prior to a change in control of Bottomline, the discharge of the employee resulting from:

  .  a felony conviction;

  .  failure to attend to material duties or obligations;

  . the breach of confidentiality, non-competition or similar obligations by the employee; or

  . an act or omission which would constitute a crime involving Bottomline's property.

   The second and third items specified above would not constitute cause after a change in control of Bottomline.

   If the employee's employment is terminated upon or after a potential change in control either by the employee as a result of an involuntary termination or by us without cause, all then outstanding options held by the employee would become immediately exercisable in full and the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 24 months. In the case of Mr. Mullen and Mr. Eberle, the lump sum payment would equal two times the sum of the employee's then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year. In the case of Mr. McGurl, the lump sum payment would equal three times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

   A potential change in control of Bottomline would occur if:

  .  we enter into an agreement that would cause a change in control;

  . any person publicly announces an intention to take any action which, if consummated, would constitute a change in control; or

  .  our board of directors adopts a resolution approving a change in control.

   Each of the employment agreements also provides that, in the event of a change in control, we would pay any excise tax which the employee would be liable for under Section 4999 of the Internal Revenue Code as a result of having received the severance benefits, as well as the amount necessary to pay all additional taxes imposed on the respective employee attributable to having received the severance benefits. Pursuant to their respective employment agreements, in fiscal 2001, Mr. McGurl was paid an annual base salary of $270,000, Mr. Mullen was paid an annual base salary of $227,250 and Mr. Eberle was paid an annual base salary of $220,000. Based upon the recommendations of the compensation committee, and as more fully described above, in fiscal 2001, Mr. McGurl received a bonus of $43,125 and Messrs. Mullen and Eberle each received a bonus of $34,500.

   In addition, following termination of their respective employment other than for "cause", options then held by each of Messrs. McGurl, Mullen and Eberle would automatically vest in full and would be exercisable for a period of two years (or the remainder of the option term if less than two years) after the date of termination. However, this automatic vesting would not apply to any grant of stock options before June 1, 2001 with an exercise price of less than $6.76 per share.

   As of April 30, 2001, we entered into a severance agreement with Mr. Bergeron, our Executive Vice President, Group Executive. Pursuant to that agreement, we agreed to pay Mr. Bergeron an aggregate of $22,152 in severance and accrued vacation pay, provide coverage under our health insurance plan until October 31, 2001, accelerate the vesting of all stock options held by Mr. Bergeron as of April 30, 2001 by one year and extend the exercisability of vested stock options, including the accelerated options, held by Mr. Bergeron until April 30, 2003.

   As of May 4, 2001, we entered into a severance agreement with Mr. DiIuro, our Executive Vice President, Group Executive. Pursuant to that agreement, we agreed to pay Mr. DiIuro an aggregate of $101,783 in severance and accrued vacation pay, accelerate vesting of all stock options held by Mr. DiIuro and to extend the exercisability of the stock options held by Mr. DiIuro until April 30, 2003.

Compensation Committee Interlocks and Insider Participation

   The current members of the compensation committee of our board of directors are Messrs. Barry and Zilinski, who also served on the compensation committee for the fiscal year ended June 30, 2000. No executive officer of Bottomline has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of our compensation committee.

Certain Relationships and Related Transactions

   On August 28, 2000, we entered into a Share Purchase Agreement with stockholders of Checkpoint Holdings, Ltd., which became our wholly owned subsidiary, Bottomline Europe. Peter Fortune has served as President of Bottomline Europe since the acquisition. Prior to the acquisition, Mr. Fortune served as Chief Executive Officer of that company. In connection with the acquisition, we issued shares of common stock, warrants exercisable for share of common stock and loan notes to satisfy pre-existing loan note obligations of Checkpoint.

Audit Committee of the Board of Directors

   The audit committee of our board of directors is composed of three members and acts under a written charter first adopted and approved by our board of directors on June 14, 2000. A copy of this charter is attached to this proxy statement as Appendix A.

Report of the Audit Committee of the Board of Directors

   The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, including Independent Standards Board No. 1, and considered the compatibility of non-audit services with the auditors' independence.

   The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held seven meetings during fiscal year 2001.

   In reliance on the reviews and discussions referred to above, the Committee recommends to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission. The Committee and the board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

   By the audit committee of the board of directors of Bottomline Technologies
(de), Inc.

                                          Joseph L. Barry, Jr.
                                          Dianne Gregg (since May 24, 2001)
                                          James W. Zilinski

Independent Auditors Fees and Other Matters

  Audit Fees

   Ernst & Young LLP billed us an aggregate of $309,239 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended June 30, 2001.

  Financial Information Systems Design and Implementation Fees

   Ernst & Young LLP did not bill us for any professional services rendered to us and our affiliates for the fiscal year ended June 30, 2001 in connection with the design and implementation of financial information systems, the operation of information systems or the management of local area networks.

  All Other Fees

   Ernst & Young LLP billed us an aggregate of $1,316,142 in fees for other services rendered to the company and its affiliates for the fiscal year ended June 30, 2001 primarily for services rendered in connection with the Bottomline Europe and Flashpoint acquisitions and income tax planning and compliance matters.

Stock Performance Graph

                                      [CHART]

                   BOTTOMLINE       NASDAQ          NASDAQ
                   TECHNOLOGIES     STOCK MARKET    COMPUTER &
                   (DE), INC.       (U.S.)          DATA PROCESSING INDEX

  2/12/1999        100              100             100
  6/99             258.93           115.84          114.5
  6/2000           167.02           171.27          161.73
  6/2001            26.38            92.84           87.86


   The stock performance graph above compares the percentage change in cumulative stockholder return on the common stock of the company for the period from February 12, 1999, the first day of trading of our common stock, through June 30, 2001, with the cumulative total return on the Nasdaq Stock Market (U.S.) and Nasdaq Computer & Data Processing Index.

   This graph assumes the investment of $100.00 in our common stock (at the closing price of our common stock on February 12, 1999), the Nasdaq Stock Market (U.S.) and Nasdaq Computer & Data Processing Index on February 12, 1999, and assumes dividends, if any, are reinvested.

                                        February 12, 1999 June 30, 1999 June 30, 2000 June 30, 2001
                                        ----------------- ------------- ------------- -------------
Bottomline Technologies (de), Inc......      $100.00         $258.93       $167.02       $26.38
Nasdaq Stock Market (U.S.).............      $100.00         $115.84       $171.27       $92.84
Nasdaq Computer & Data Processing Index      $100.00         $114.50       $161.73       $87.86

       PROPOSAL 2--RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

   Our board of directors has selected Ernst & Young LLP as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young LLP, our board of directors will reconsider the matter. A representative of Ernst & Young LLP, which served as our auditors for fiscal 2001, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Any proposal that a stockholder intends to present at the 2002 annual meeting of stockholders must be submitted to our principal executive offices at 155 Fleet Street, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, no later than June 13, 2002 in order to be considered for inclusion in the proxy statement relating to the 2002 annual meeting.

   The persons named in the enclosed proxy will have discretionary authority to vote on any matter proposed by a stockholder for consideration at the annual meeting that is not included in this proxy statement and on any matter proposed by a stockholder for consideration at the 2002 annual meeting that is not included in the proxy statement for that meeting if we have not received notice of the proposal by August 27, 2002.

                                 OTHER MATTERS

   Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

   We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

   We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                          By order of the Board of Directors,

                                          /S/ DANIEL M. MCGURL

                                          Daniel M. McGurl
                                          Chairman and Chief Executive Officer

October 11, 2001
Portsmouth, New Hampshire

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

                      Bottomline Technologies (de), Inc.

   The Audit Committee of the Board of Directors of the Company was established by the action of the Board. This Charter sets forth the basic responsibilities and procedures for the Audit Committee.

I. Membership

    A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

    B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

       1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

       2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

       3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

       4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

       5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

   Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. Responsibilities of the Audit Committee

   The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

    A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

    B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

    C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

    D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

    E. The Audit Committee shall review and discuss with the Company's management and the outside auditor the Company's financial statements to be included in the Company's Annual Report on Form 10-K including their judgment about the quality, not just the acceptability of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee shall also discuss the results of the Annual Audit and any other matters required to be communicated to the Audit Committee by the outside auditor under generally accepted auditing standards, including those required under Statement on Auditing Standards No. 61.

    F. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

    G. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

    H. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

    I. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to the filing of the Company's applicable 10-Q.

    J. The Audit Committee shall meet privately at least once per year with:
       (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

      Approved and Adopted as of this 14/th/ day of June, 2000 by the full membership of the Audit Committee.

                                      PROXY

                       BOTTOMLINE TECHNOLOGIES (de), INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                November 15, 2001

This Proxy is solicited on behalf of the Board of Directors of Bottomline Technologies (de), Inc. (the "Company")

     The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Daniel M. McGurl, Robert A. Eberle and John A. Burgess, Esq. (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Thursday, November 15, 2001, and any adjourned or postponed session thereof, and there to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.

Has your address changed?                 Do you have any comments?


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                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                        SEE REVERSE SIDE

                                   DETACH HERE

[X]  Please mark votes as in this example.

     The shares of common stock of Bottomline Technologies (de), Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal.

     1. To elect the following people as Class III directors for the ensuing three years:

         Daniel M. McGurl
         James L. Loomis

         FOR               WITHHOLD

         [_]                [_]

         [_]
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             INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

     2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

         FOR               AGAINST          ABSTAIN
         [_]                [_]              [_]

[ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this proxy below.

Stockholder(s) sign here:                   Date:


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